1 AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT THIS AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT (the “Amendment”), dated as of January 1, 2024, is made by and between American Century Investment Management, Inc. (“ACIM”), American Century Investment Services, Inc. (“ACIS or the Distributor”) and Midland National Life Insurance Company (the “Company”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement (defined below). WHEREAS, the parties entered into a certain Fund Participation Agreement dated April 11, 1997 as amended (the “Agreement”); WHEREAS, the parties have agreed to revise the attached Schedule I to the Agreement; and WHEREAS, the parties now desire to modify the Agreement as provided herein. NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows: 1. Replacement of Schedule I. Schedule I of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule I. 2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement. 3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. 4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect. [Remainder of page intentionally left blank]

2 IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written. MIDLAND NATIONAL LIFE INSURANCE COMPANY By: Name: William Lowe Title: President, Sammons Institutional Group AMERICAN CENTURY INVESTMENT AMERICAN CENTURY INVESTMENT SERVICES, INC. MANAGEMENT, INC. By: By: Name: Kyle Langan Name: Title: Vice President Title: Douglas James Comer President Douglas James comer (Feb 7, 2024 16:09 EST) Douglas James comer

SCHEDULE I APPLICABLE ADMINISTRATIVE SERVICES FEES Funds Offered Under NSCC# 4758 - Midland National Life Insurance / Sammons Retirement Solutions Class I VP Funds Available Fee VP Inflation Protection Fund 15 basis points VP Balanced Fund 25 basis points VP Income & Growth Fund 25 basis points VP International Fund 25 basis points VP Capital Appreciation Fund 25 basis points VP Large Company Value Fund 25 basis points VP Mid Cap Value Fund 25 basis points VP Value Fund 25 basis points VP Ultra Fund 25 basis points Class II VP Funds Available Fee VP Inflation Protection Fund 15 basis points VP Income & Growth Fund 25 basis points VP International Fund 25 basis points VP Large Company Value Fund 25 basis points VP Mid Cap Value Fund 25 basis points VP Value Fund 25 basis points VP Ultra Fund 25 basis points Funds Offered Under NSCC# 4709 - Midland National Life Insurance Class I VP Funds Available Fee VP Inflation Protection Fund 15 basis points VP Balanced Fund 25 basis points VP Income & Growth Fund 25 basis points VP International Fund 25 basis points VP Capital Appreciation Fund 25 basis points VP Large Company Value Fund 25 basis points VP Mid Cap Value Fund 25 basis points VP Value Fund 25 basis points VP Ultra Fund 25 basis points Class II VP Funds Available Fee VP Inflation Protection Fund 15 basis points VP Income & Growth Fund 25 basis points VP International Fund 25 basis points VP Large Company Value Fund 25 basis points VP Mid Cap Value Fund 25 basis points VP Value Fund 25 basis points VP Ultra Fund 25 basis points VP Balanced Fund 25 basis points